UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2014

MEDIA GENERAL, INC.

(Exact name of registrant as specified in its charter)

Commonwealth of Virginia	1-6383	54-0850433
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

333 E. Franklin St. Richmond, VA 23219
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (804) 887-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On October 31, 2014, Media General, Inc. (“Media General” or the “Company”) (NYSE: MEG) issued a press release announcing that its wholly owned subsidiary, Media General Financing Sub, Inc. (the “Issuer”), has priced a private offering (the “Private Offering”) of $400 million aggregate principal amount of 5.875% senior unsecured notes due 2022 (the “Notes”) in connection with the financing of its announced business combination (the “LIN Merger”) with LIN Media LLC (“LIN”). Upon the closing of the LIN Merger, the Issuer will merge with and into LIN Television Corporation (“LIN Television”) with LIN Television continuing as the surviving corporation in such merger and assuming all of the Issuer’s obligations under the Notes and the indenture governing the Notes. The Issuer intends to use the net proceeds from this offering to repay certain indebtedness of LIN in connection with the LIN Merger and to pay related fees and expenses. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

We intend to finance the LIN Merger, including the repayment of certain indebtedness of LIN and related fees and expenses, with a modified debt structure (as compared to our previously announced debt structure) in which we (a) will increase the aggregate principal amount of the Notes from $300,000,000 to $400,000,000, (b) will no longer issue any new term loan A facility and (c) will increase the amount of the incremental term loan B facility from $325,000,000 to $825,000,000. This revised structure will not increase our overall leverage; however, it will likely result in an increase in our anticipated annual interest expense. The amount of such increase cannot be determined until such time as the incremental term loan B facility is priced.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

The information filed in this Report pursuant to Item 7.01, including the information contained in Exhibit 99.1, is neither an offer to sell nor a solicitation of an offer to buy any of the Notes in the Private Offering.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release issued by Media General, Inc., October 31, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2014

MEDIA GENERAL, INC.

By:	/s/ James F. Woodward
James F. Woodward
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by Media General, Inc., October 31, 2014